Resonant Inc. Reports First Quarter 2020 Financial Results
Revenues up sequentially - Costs cut significantly

GOLETA, CA - May 6, 2020 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced financial results for the first quarter ended March 31, 2020, and provided a business update.
“We are building momentum in 2020, demonstrated by our sequential revenue growth, our expanding customer footprint, especially in China, and the technological advancements we have made with our XBAR® technologies targeting 5G,” stated George B. Holmes, Chairman and CEO of Resonant. “Resonant has also been fortunate to observe only minimal impact to our operations from Coronavirus Disease 2019 (COVID-19) and remains cautiously optimistic about the future.”

First Quarter and Recent Highlights

•	Revenues up sequentially over fourth quarter 2019.

•	Reduced annualized expense run-rate by approximately $5 million.

•	Signed multiple license agreements with a Tier 1 Chinese foundry for products targeted at the high volume, high value, Tier 1 China mobile market.

•	Demonstrated XBAR is capable of 1.1 GHz of protected bandwidth at 6.5 GHz, targeting Wi-Fi 6 and Wi-Fi 6E which delivers the full promise of broadband video to phones.

•	Strengthened the company’s IP portfolio with the issuance of the first XBAR/5G related patents.

•	Announced an Advisory Board of six industry leaders to aid the company in strategy and tactics for its target markets.

First Quarter Ended March 31, 2020 Financial Summary

•	Billings of $280,000.

•	Revenues of 544,000.

•	Deferred revenues of $1.5 million.

•	Research and development expenses of $5.5 million.

•	Sales, marketing and administration expenses of $3.1 million.

•	Net loss of $8.0 million, or $(0.18) per share.

•	Non-GAAP, adjusted EBITDA of $(6.4) million, or $(0.15) per share.

•	Cash and cash equivalents of $29.6 million as of March 31, 2020.

Conference Call and Webcast
Date: Wednesday, May 6, 2020
Time: 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern Daylight Time)
U.S. Dial-in: 1-800-479-1004

International Dial-in: 1-929-477-0324
Conference ID: 2681042
Webcast: RESN Q1 2020 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through June 6, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 2681042. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q1 2020 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.
In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.
About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.
To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

•	Resonant Corporate Video

•	ISN® and XBAR: Speeding the Transition to 5G

•	Infinite Synthesized Networks, ISN® Explained

•	What is an RF Filter?

•	RF Filter Innovation

•	Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page
(https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.
Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Moriah Shilton, LHA Investor Relations, 1-415-433-3777, RESN@lhai.com

Resonant Inc.
Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$29,589,000	$10,688,000
Other current assets	536,000	453,000
TOTAL CURRENT ASSETS	30,125,000	11,141,000
PROPERTY AND EQUIPMENT, NET	1,673,000	1,885,000
OPERATING LEASE RIGHT-OF-USE ASSETS	2,349,000	2,496,000
NONCURRENT ASSETS	2,743,000	2,625,000
TOTAL ASSETS	$36,890,000	$18,147,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,340,000	$3,989,000
Deferred revenue	1,469,000	1,731,000
Operating lease liabilities, current	625,000	612,000
TOTAL CURRENT LIABILITIES	5,434,000	6,332,000
Operating lease liabilities, net of current portion	1,898,000	2,059,000
STOCKHOLDERS’ EQUITY
Common stock	52,000	33,000
Additional paid-in capital	159,993,000	132,214,000
Accumulated other comprehensive loss	10,000	1,000
Accumulated deficit	(130,497,000)	(122,492,000)
TOTAL STOCKHOLDERS’ EQUITY	29,558,000	9,756,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,890,000	$18,147,000

Resonant Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
REVENUES	$544,000	$459,000	$134,000
OPERATING EXPENSES
Research and development	5,462,000	5,226,000	4,386,000
Sales, marketing and administration	3,139,000	3,109,000	2,985,000
TOTAL OPERATING EXPENSES	8,601,000	8,335,000	7,371,000
NET OPERATING LOSS	(8,057,000)	(7,876,000)	(7,237,000)
OTHER INCOME, NET
Interest and investment income	57,000	33,000	106,000
Other expense	(4,000)	(5,000)	(5,000)
TOTAL OTHER INCOME, NET	53,000	28,000	101,000
LOSS BEFORE INCOME TAXES	(8,004,000)	(7,848,000)	(7,136,000)
Provision for income taxes	1,000	—	1,000
NET LOSS	$(8,005,000)	$(7,848,000)	$(7,137,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.18)	$(0.24)	$(0.26)
Weighted average shares outstanding — basic and diluted	43,833,127	32,747,090	27,547,931

Resonant Inc.
Reconciliation of non-GAAP Information
(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019

Net loss (GAAP)	$(8,005,000)	$(7,848,000)	$(7,137,000)
Add (subtract) the following items:
Interest income	(57,000)	(33,000)	(106,000)
R&D stock compensation	648,000	797,000	633,000
SM&A stock compensation	731,000	809,000	721,000
R&D depreciation and amortization	207,000	199,000	205,000
SM&A depreciation and amortization	51,000	51,000	48,000
Provision for income taxes	1,000	—	1,000
Adjusted EBITDA (non-GAAP)	$(6,424,000)	$(6,025,000)	$(5,635,000)
Adjusted EBITDA (non-GAAP) per share – basic and diluted	$(0.15)	$(0.18)	$(0.20)
Weighted average shares outstanding — basic and diluted	43,833,127	32,747,090	27,547,931

R&D: research and development
SM&A: sales, marketing and administration